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                                                                   Exhibit 23(d)

                                   CONSENT OF
                            WRIGHT AND COMPANY, INC.















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                                                                   Exhibit 23(d)




                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


         Wright & Company, Inc. hereby consents to the use of our analysis relating to the evaluation entitled "Summary Report, Evaluation of Oil and Gas Reserves To the Interests of Atlas America, Inc., a Subsidiary of Resource America, Inc., in Certain Properties Located in Various States, Pursuant to the Requirements of the Securities and Exchange Commission, Effective October 1, 2001, Job 01.620," for use in the Registration Statement of Atlas America Public 11-2002 LTD, and any supplements thereto, including pre-effective and post-effective amendments, and to all references to Wright & Company, Inc. as having prepared such analysis and as an expert concerning such analysis.



                                                   Wright & Company, Inc.


                                                   /s/ D. Randall Wright
                                                   -----------------------------



Brentwood, TN
June 12, 2002